INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

The Board of Directors
Jefferson Capital Interests, Inc.

        We consent to the incorporation by reference into the registration statement on “Form SB-2 Amendment Number Two” of Jefferson Capital Interests, Inc. of our report, dated October 1, 2004 on our review of the interim consolidated financial statements of Jefferson Capital Interests, Inc. (a development stage Company) as of June 30, 2004 and for the period then ended.

Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
October 13, 2004